STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is made this ___ day of February, 2010 by and among Cletha A. Walstrand, Esq., (the “Seller Representative”) and B6 Sigma, Inc. (the “Buyer”) and Cletha A. Walstrand, P.C. (the “Escrow Agent”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Purchase and Sale of Stock.

(a)           Sale of Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyer agrees to purchase from Seller Representative and Seller Representative agrees to sell to Buyer Seven Hundred Eighty Thirty Thousand (738,000) restricted (on a pre-split basis) shares (the “Shares”) of the 750,000 shares owned by sellers, and any rights attached to the shares as of the date hereof (including any forward splits of stock or other dividends), of FrameWaves, Inc.(the “Company”) for a total purchase price of One Hundred and Ninety Five Thousand and no/100 Dollars (USD$195,000.00) (the “Purchase Price”) which assumes a 125 to 1 forward split of the Shares in connection with the closing of the intended reorganization and which amount shall be adjusted in the event that the forward split of the Shares is a different ratio to the extent that the Seller shall be left with the equivalent of 1,500,000 post split Shares.

(b)           Purchase Price. The Parties agree that the Purchase price shall be delivered to the Escrow Agent on or before the closing of the intended reorganization by and among the Company, B6 Sigma, Inc. and the Shareholders of B6 Sigma, Inc., or such other entity as may be the subject of a share exchange transaction with the Company, the result of which the Company shall acquire certain business and/or assets of TMC Corporation or its affiliates (such entity being referred to herein as the “Target” and the transaction by and among the target, its shareholders and the Company being referred to herein as the “Reorganization”).

2.           Deliveries.

(a)           Upon execution of this Agreement, the Seller Representative shall deliver to the Escrow Agent a certificate or certificates representing the Shares in negotiable form (the “Certificates”), duly endorsed in blank, or with stock transfer powers (containing a bank’s signature guarantee or other signature guarantee acceptable to the Company’s transfer agent) attached thereto (the “Transaction Documents”); and

(b)           On or before the Closing, the Buyer shall deliver to the Escrow Agent the Purchase Price ($195,000).

(c)           Closing.

(i)           The closing of the transactions contemplated hereunder (the “Closing”) shall take place at the office of the Escrow Agent contemporaneous with the contemplated closing of the Reorganization (the “Reorganization Closing”). In the event that the Company fails to complete the Reorganization on or before May 20, 2010, the Escrow Agent shall thereupon return the Certificates and the Transaction Documents to the Seller Representative and all rights and obligations under this Agreement shall terminate.

(ii)          The Buyer agrees to cancel said 738,000 shares immediately following the Reorganization Closing, but after the Closing of the sale by certain shareholders of 388,000 shares of common stock to third parties (the “Eight Shareholder Transaction”) pursuant to a separate agreement by and among such persons and the Seller representative, as representative of the shareholders. For avoidance of doubt, the cancellation of the 738,000 shares of common stock referenced herein shall occur only after the shares are sold to the purchasers in the Eight Shareholder Transaction and the Reorganization Closing has been completed.

 (iii)        At the Closing, the Escrow Agent shall deliver (a) the Certificates and the Transaction Documents to the Buyer; and (b) the Purchase Price to the Seller Representative.

(iv)         As a condition to Closing, Seller shall have piggyback registration rights for any shares retained by Seller and such piggyback registration rights shall be available to the Seller for any allowable registration statements by the Company during the period from the execution of this Agreement until twelve months following the closing of the Reorganization and filing of a report on Form 8-K that provides the Form 10 information to the Securities and Exchange Commission.

3.           Representations and Warranties of Seller Representative. In order to induce the Buyers to enter into this Agreement and purchase the Shares, the Seller Representative hereby represents and warrants to the Buyers that:

(a)           Ownership of Shares.  Seller Representative warrants that the holders of the Shares (each a “Seller”) are the record and beneficial owner of 750,000 shares of the Company’s common stock (prior to the anticipated forward split) and have sole power over the disposition of the Shares and that:  (i) the Shares are restricted shares, free and clear of any liens, claims, encumbrances, and charges; (ii) the Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by any Seller except pursuant to this Agreement;  (iii) the Company currently has 1,258,994 Shares issued and outstanding; and (iii) at the Closing, after taking into account the cancellation of the 738,000 shares being sold hereunder (without giving effect to the anticipated forward split) and prior to shares of common stock to be issued in the Reorganization, the Company will have 520,994 shares of common stock issued and outstanding (and no shares of preferred stock or options or warrants convertible into any class of stock issued or outstanding).

(b)           Authority for Agreement.  Seller Representative has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by the Seller Representative of this Agreement has been duly authorized by all requisite action by the Seller Representative and by each Seller represented by the Seller Representative, and this Agreement, when executed and delivered by the Seller Representative, constitutes a valid and binding obligation of the Seller Representative and each Seller of Shares represented by the Seller Representative, enforceable against the Seller Representative and each such Seller in accordance with its terms. The Seller Representative has no authority to vote or control the Shares and her sole function in this transaction is to handle the sale of the Shares from the Sellers to the Buyer.

(c)           Experience and Knowledge. The Seller Representative acknowledges and agrees that it (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to and received all information regarding the Company and the Buyer as it has desired or requested; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the operations of the Company and its business and future prospects, including those of the Buyer; and (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement.

(d)           The Reorganization.  The Seller Representative has satisfied herself with respect to, and has knowledge of the operations, affairs, condition and prospects of the Company and its future plans and the financial details relating to the Reorganization. The Seller Representative understands that the terms of the Reorganization may change or differ from those presently contemplated based upon negotiations occurring after the date of this Agreement.

(e)           No Fiduciary Duty. The Seller Representative hereby acknowledges and agrees that (a) at present there is no regular public trading market for the Shares; (b) the purchase and sale of Seller’s Shares is taking place in a private transaction between Seller Representative and Buyer in an arm’s length commercial transaction between the Seller Representative, on the one hand, and the Buyer on the other, at a price negotiated and agreed to by the Seller Representative; and (c) the Seller Representative agrees that it is solely responsible for making its own judgments in connection with the Agreement.

(f)           Affiliate Status and Share Restrictions.  The Seller Representative represents that the Sellers are affiliates of the Company and that the Shares being sold hereunder are “restricted securities”.

4.           Representations and Warranties of the Buyer.  The Buyer hereby warrants and represents to each Seller that:

(a)           Authority.  The Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by the Buyer of this Agreement have been duly authorized by all requisite action by the Buyer, and this Agreement, when executed and delivered by the Buyer, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer.

(b)           Experience and Knowledge. The Buyer acknowledges and agrees that it (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company and the Buyer as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the operations of the Company and its business and future prospects; and (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement.

5.           Escrow Agent.

(a)           Buyer Deliveries.  On or before the Closing Date, the Buyer shall have delivered to the Escrow Agent the Purchase Price for the Shares.

(b)           Seller Deliveries.  On or before the Closing Date, the Seller Representative shall have delivered to the Escrow Agent the Certificates and Transaction Documents.

(c)           Escrow Agent to Deliver Certificate, Transaction Documents and Purchase Price.  The Escrow Agent shall hold and release the Certificates, Transaction Documents and Purchase price only in accordance with the terms and conditions of this Agreement.

(d)           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(i)           The Seller Representative and each of the Buyers acknowledge and agree that the Escrow Agent (a) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Seller Representative or the Buyer is entitled to receipt of the Certificates, Transaction Documents or Purchase Price pursuant to any other agreement or otherwise; (b) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (c) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (d) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (e) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (f) may consult with counsel satisfactory to the Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(ii)          The Seller Representative and the Buyer acknowledges that the Escrow Agent is acting solely at its request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement. The Seller and the Buyer agree to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents, affiliates and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Sellers and the Buyer under this Agreement and to no other person.

(iii)         The Buyer and Seller Representative agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(iv)         The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Buyer and the Seller Representative. Prior to the effective date of the resignation as specified in such notice, the Buyer and Seller Representative, respectively, will issue to the Escrow Agent an Instruction authorizing delivery of the Purchase Price, the Certificates and Transaction Documents to a substitute escrow agent selected jointly by the Buyer and the Seller Representative.  If no successor escrow agent is agreed upon and named by the Buyer and the Seller Representative, the Escrow Agent may apply to a court of competent jurisdiction in the State of Utah for appointment of a successor escrow agent, and to deposit the Purchase Price, the Certificates and Transaction Documents with the clerk of any such court.

(v)          This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(vi)         The provisions of this Section 5 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

6.           Miscellaneous.

(a)          Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

(b)          Governing Law/Venue.  This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements entered into and to be performed entirely within Nevada.  Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the City, County and State of Nevada.

(c)          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)          Default.  Seller Representative’s failure to deliver to Buyer’s Certificates representing any securities as required hereby along with fully executed stock powers with signature medallion guaranteed, shall constitute a default under this Agreement (“Default”).  Nothing herein shall limit the Buyer’s rights to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, for the failure of the Seller Representative to deliver Certificates representing any securities as required hereby, and the Buyer shall have the right to pursue all remedies available to them at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief.

(e)          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party above, or at such other address as such party may designate by written notice to the other parties.

(g)          Expenses.  Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

(h)          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller Representative and Buyer.

(i)           Entire Agreement.  This Agreement represents and constitutes the entire agreement and understanding between the parties with regard to the subject matter contained herein. All prior agreements, understandings and representations are hereby merged into this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

[Signatures on Page Following]

SELLER REPRESENTATIVE:

By:
Cletha A. Walstrand, Esq.
1322 Pachua
Ivins, UT 84738

Number of Shares: ____________________________

ESCROW AGENT:

CLETHA A. WALSTRAND, P.C.

By:
Name: Cletha A. Walstrand, Esq.
Title: Attorney at Law

B6 SIGMA, INC. (BUYER):

By:
Name:
Address: